Exhibit 4

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

Warrant No. 001

November 30, 2004

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

QUICK-MED TECHNOLOGIES, INC.

This certifies that PHRONESIS PARTNERS, L.P. or its successors or assigns (the “Holder”), is entitled, subject to the terms set forth below, at any time during the Exercise Period (defined in Section 3 hereof) to purchase from QUICK-MED TECHNOLOGIES, INC., a Nevada corporation (the “Company”), up to a number of fully paid and non-assessable shares equal to the quotient of One Million Dollars ($1,000,000.00) divided by the Exercise Price (defined below) then in effect (the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a purchase price per Warrant Share equal to the greater of (i) $0.40 or (ii) seventy percent (70%) of the Average Market Price (defined below) for the five (5) consecutive trading days prior to the date on which this Warrant is exercised (the “Exercise Price”).  The number of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price per Warrant Share shall be subject to adjustment from time to time as provided in Section 4 hereto.  As used herein, “Average Market Price” for the applicable trading days means the quotient of (a) the sum of the product of (i) the Market Price (defined below) for each such trading day multiplied by (ii) the number of shares of  Common Stock traded in the public markets on such trading day divided by (b) the aggregate number of shares of Common Stock traded in the public markets on all such trading days; and “Market Price” for any specified trading day means the average of the closing bid and ask price of the Common Stock on such trading day.

1.

This Warrant.  This Warrant is issued to the Holder in connection with that certain Stock Purchase Agreement between the Company and the Holder dated as of November 30, 2004 (the “Purchase Agreement”).  This Warrant does not entitle the Holder to any rights as a stockholder of the Company, except as set forth herein.  Capitalized terms used in this Warrant

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that are not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

2.

Exercise.  This Warrant may be exercised during the period beginning on the date hereof and ending on February 5, 2005 (the “Exercise Period”).  The Warrant may be exercised at any time on any business day for all or part of the Warrant Shares issuable hereunder during the Exercise Period by surrendering this Warrant at the office of the Company at 401 NE 25th Terrace, Boca Raton, Florida 33431 (or at such other office of the Company in the United States as the Company may designate from time to time by notice in  writing to the Holder), with the subscription form attached hereto fully executed, together with payment in cash or immediately available funds in the amount equal to the product of the Exercise Price per Warrant Share multiplied by the applicable number of Warrant Shares.  After the expiration of the Exercise Period, this Warrant shall expire and this agreement shall become null and void.

3.

Partial Exercise.  This Warrant may, in accordance with the provisions of this Section 3, be exercised for less than the full number of Warrant Shares.  Upon any partial exercise, this Warrant shall be surrendered and a new Warrant of the same tenor and for the purchase of that number of Warrant Shares not purchased upon such partial exercise shall be issued by the Company to the Holder.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  As soon as practicable on or after such date, and in any event within ten (10) business days, the Company shall issue and deliver to the person or persons entitled to receive the Warrant Shares a certificate or certificates for the full number of Warrant Shares issuable upon such exercise provided, however, that such certificate shall contain a customary legend regarding transferability.

4.

Adjustments.

4.1

Adjustments to Warrant Rights. The number of Warrant Shares for which Warrants are exercisable, and the Exercise Price of such shares shall be subject to adjustment from time to time as set forth in this Section 4.

4.2

Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(a)

take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(b)

subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c)

combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (i) the number of Warrant Shares for which a

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Warrant is exercisable immediately prior to the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (ii) the Exercise Price immediately prior to the occurrence of such event shall be adjusted to equal the product of the Exercise Price multiplied by a fraction, the numerator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment.

4.3

Other Dividends and Distributions. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder shall be entitled to receive upon exercise of the Warrants, for the aggregate Exercise Price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive if the Warrants had been exercised immediately prior to that date (pro rated in the case of any partial exercise.

4.4

Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a subdivision or combination of shares, stock dividend or a reorganization, recapitalization, merger, consolidation or sale of assets, each as provided for elsewhere in this Section 4), then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Exercise Price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such reclassification, exchange, substitution or other change, which the Holder would have been entitled to receive had the Warrants been exercised immediately prior to such reclassification, exchange, substitution or change (pro rated in the case of any partial exercise).

4.5

Liquidation. If the Company shall, at any time, prior to the expiration of the Warrants, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise the Warrants.  Upon such exercise, the Holder shall have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of the Warrants on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price, the Holder may, at the Holder’s option, exercise the Warrants without making payment of the applicable Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the applicable Exercise

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Price per Warrant Share to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the applicable Exercise Price from the amount payable to the Holder.

4.6

Reorganizations, Mergers, Consolidations or Sales of Assets. If any of the following transactions (each, a “Special Transaction”) shall become effective: (a) a capital reorganization or recapitalization (other than a dividend or other distribution, subdivision, combination, reclassification, substitution or exchange of shares provided for elsewhere in this Section 4), (b) a consolidation or merger of the Company with and into another entity (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock), or (c) a sale or conveyance of all or substantially all of the Company’s assets, then, as a condition of the Special Transaction, lawful and adequate provision shall be made so that the Holder shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Exercise Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets (“Other Property”) as may be issued or paid pursuant to the terms of such Special Transaction to the holders of shares of Common Stock for which such Warrants could have been exercised immediately prior to such Special Transaction (pro rated in the case of any partial exercise). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of the Warrants (including without limitation provisions for adjustment of the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants), shall thereafter be applicable, as nearly as may be practicable, to any Other Property thereafter deliverable upon the exercise of the Warrants.  The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing, the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such Other Property, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

4.7

Notice. Whenever the Warrants or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any distributions under Section 4.5) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least 5 business days prior to the record date specified in Section 4.7(a)(i) below or at least 10 business days before the date specified in Section 4.7(b) and Section 4.7(a)(ii) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

(a)

the date to be used to determine (i) which holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the “Record Date”), and (ii) the date as of which such dividend, distribution, subdivision or combination shall be made; or, if a record is not to be taken,

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the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this Section 4.7(a) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

(b)

the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the “Exchange Date”).

4.8

Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of a Warrant.  If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Company shall have the option of either issuing shares or , upon such issuance, purchasing such fraction for an amount in cash equal to the current fair market value of such fraction, computed on the last business day prior to the date of exercise.

5.

Payment of Taxes.  All Warrant Shares shall be validly issued, fully paid and nonassessable and free of claims of preemptive rights, and the Company shall pay all issuance taxes and similar governmental charges that may be imposed in respect of the issue or delivery thereof, but in no event shall the Company pay a tax on or measured by the net income or gain attributed to such exercise.  Notwithstanding the foregoing, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

6.

Transfer and Exchange.  This Warrant shall be transferable in whole or in part, except as otherwise provided herein and except that the Holder hereof represents that it is acquiring this Warrant for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act.  The Holder further agrees that it will not sell, assign or transfer any of this Warrant unless this Warrant shall have been registered for sale under the Securities Act or until the Company shall have received from counsel for the Holder an opinion to the effect that the proposed sale or other transfer of this Warrant by the Holder may be effected without such registration.  The Holder acknowledges that, in taking this unregistered Warrant, it must continue to bear the economic risk of its investment for an indefinite period of time because such Warrant has not been registered under the Securities Act and further realizes that such Warrant cannot be sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder also acknowledges that appropriate legends reflecting the restricted status of this Warrant under the Securities Act may be placed on the face of this Warrant certificate at the time of their

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transfer and delivery to the Holder hereof.  The transfer of Warrant Shares issuable upon exercise of this Warrant is equally subject to the provisions of this Section 6.

7.

Loss or Mutilation.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or a replacement hereof and, in the case of any such loss, theft or destruction, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant or a replacement, the Company at its expense will execute and deliver in lieu thereof, a new warrant of like tenor.

8.

Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all Warrant Shares from time to time issuable upon the exercise of this Warrant and all shares of the Common Stock from time to time issuable upon the conversion of the Warrant Shares issuable upon the exercise of this Warrant.

8.1

Negotiability.  This Warrant is issued upon the following terms, to all of which the Holder, by the taking hereof, consents and agrees:

(a)

title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery and any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or right in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby;

(b)

until this Warrant is transferred on the books of the Company, the Company may treat the registered the Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

(c)

the Holder, by its acceptance hereof, represents that it is acquiring this Warrant for investment purposes only and that it does not have any present intention to resell this Warrant or to sell or distribute any Warrant Shares for which this Warrant may be exercised.

9.

Notices.  All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, or sent by express overnight courier service or electronic facsimile transmission (with a copy by mail) at the address furnished to the Company in writing by the last the Holder of this Warrant who shall have furnished an address to the Company in writing.

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10.

Change, Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

11.

Headings.  The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

12.

Law Governing.  This Warrant shall be construed and enforced in accordance with and governed by the internal laws of Florida, without reference to the conflicts of laws provisions in effect therein.

IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

QUICK-MED TECHNOLOGIES, INC.

By:

Name:

Title:

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FORM OF EXERCISE

(To be signed only on exercise of Warrant)

TO:

QUICK-MED TECHNOLOGIES, INC.

The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ___________ shares of the Common Stock of QUICK-MED TECHNOLOGIES, INC., and herewith makes payment of $______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________ whose address is ______________________.

Dated: ________________

(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)

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FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right represented by the Warrant attached hereto to purchase ___________ shares of Common Stock of QUICK-MED TECHNOLOGIES, INC. to which the within Warrant relates, and appoints _______________________________ Attorney-In-Fact to transfer such right on the books of QUICK-MED TECHNOLOGIES, INC. with full power of substitution in the premises.

Dated: ________________

(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)

Signed in the presence of:

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